PUGET SOUND ALTERNATIVE INVESTMENT SERIES TRUST
                            ADMINISTRATION AGREEMENT


     AGREEMENT made this first day of July, 1999 by and between PUGET SOUND ALTERNATIVE INVESTMENT SERIES TRUST (the "Trust"), a business trust organized under the laws of the State of Massachusetts, and INVESTMENT COMPANY ADMINISTRATION, L.L.C. (the "Administrator"), an Arizona limited liability company.

                                   WITNESSETH:

     In consideration of the mutual promises and agreements herein contained and
other  good  and  valuable  consideration,   the  receipt  of  which  is  hereby
acknowledged, it is hereby agreed by and between the parties hereto as follows:

     l. In General.

     The Trust hereby appoints Investment Company Administration L.L.C. as Administrator, subject to the overall supervision of the Board of Trustees of the Trust, for the period and on the terms set forth in this Agreement. The Administrator hereby accepts such appointment and agrees during such period to render the services herein described and to assume the obligations set forth herein, for the compensation herein provided.

     2. Duties and Obligations of the Administrator.

          (a) The Administrator shall be responsible, at its expense, for providing all administrative services required for the operation of the Trust and each of its series, including but not limited to corporate secretarial, treasury, blue sky services and fund accounting services (except for services that another provider is obligated by written contract with the Trust to provide to the Trust). Without limiting the generality of the foregoing, the Administrator shall be responsible for all of the services listed on Exhibit A.

          All services to be furnished by the Administrator under this Agreement may be furnished through the medium of any such directors, officers or employees of the Administrator. The Administrator shall perform such other services for the Trust that are mutually agreed upon by the parties from time to time. In performing its duties hereunder, the Administrator shall be obligated to exercise reasonable care and diligence, act in good faith, use its best efforts and comply with all relevant provisions of the 1940 Act, applicable rules and regulations thereunder, and other applicable law, the Trust's Declaration of Trust and Bylaws, prospectuses and statements of additional information and the instructions of the Board of Trustees of the Trust.

          (b) In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Administrator (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Administrator) the Administrator shall not be subject
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     to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder, including, without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Investment Company Act of 1940 (the "Act") concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Trust shall indemnify the Administrator (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Administrator) from any liability arising from the Administrator's conduct under this Agreement to the extent permitted by the Trust's Declaration of Trust and applicable law.

          In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or hold the Administrator harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust, but failure to do so in good faith shall not affect the rights hereunder. The Trust shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the Administrator, whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the Administrator shall bear the fees and expenses of any additional counsel retained by it. If the Trust does not elect to assume the defense of a suit, it will reimburse the Administrator for the reasonable fees and expenses of any counsel retained by the Administrator.

          The Administrator agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and shareholders from all claims and liabilities (including without limitation, liabilities under the Securities Act of 1933, the Securities Exchange Act of 1934, and the 1940 Act, and any state and foreign securities laws, all as amended from time to time) and expenses, including (without limitation) reasonable attorneys fees and disbursements, arising directly or indirectly from any action or thing which the Administrator takes or does or omits to take or do which is in violation of this Agreement or not in accordance with instructions properly given to the Administrator, or arising out of the Administrator's own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

          (c) It is agreed that the Administrator shall have no responsibility or liability for the accuracy or completeness of the Trust's Registration Statement under the Act except for information supplied by the Administrator or negligently omitted by the Administrator for inclusion therein.

          (d) The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way and shall not be deemed an agent of the Trust.

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
     3. Allocation of Expenses.

     The Administrator agrees that it will furnish the Trust, at the Administrator's expense, with suitable office space and all necessary facilities (including facilities for meetings of shareholders and trustees of the Trust), and equipment and bookkeeping and clerical personnel necessary for carrying out its duties under this Agreement and for the efficient conduct of the affairs of the Trust. The Administrator will also pay all compensation and expenses of all Trustees, officers and employees of the Trust who are affiliated persons of the Administrator or of any affiliated person of the Administrator. All costs and expenses of the Trust not expressly assumed by the Administrator under this Agreement shall be paid by the Trust, including, but not limited to (i) interest and taxes; (ii) brokerage fees and commissions; (iii) insurance premiums; (iv) compensation and expenses of the Trust's Trustees and officers other than those affiliated with the Administrator; (v) legal and auditing fees and expenses;
(vi) fees and expenses of the Trust's custodian, transfer agent and accounting services agent; (vii) expenses incident to the issuance of the Trust's shares, including issuance on the payment of, or reinvestment of, dividends; (viii) fees and expenses incident to the registration under Federal or state securities laws of the Trust or its shares; (ix) expenses of preparing, printing and mailing reports and notices and proxy material to shareholders of the Trust; (x) all other expenses incidental to holding meetings of the Trust's shareholders; (xi) dues or assessments of or contributions to the Investment Company Institute or any successor; (xii) such non-recurring expenses as may arise, including litigation affecting the Trust and the legal obligations which the Trust may have to indemnify its officers and Trustees with respect thereto; and (xiii) organization costs of the Trust.

     4. Compensation of the Administrator.

     The Trust agrees to pay the Administrator and the Administrator agrees to accept as full compensation for all services rendered, facilities furnished and expenses assumed by the Administrator as such, an annual fee, payable monthly, computed on the value of the net assets of the Trust as of the close of business each business day as per the attached fee schedule. If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of fees as set forth above.

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
     5. Duration and Termination.

          (a) This Agreement shall become effective on the date set forth above and shall remain in force until terminated pursuant to the provisions of paragraph (b) hereof.

          (b) This Agreement may be terminated by the Administrator at any time without penalty upon giving the Trust not less than sixty (60) days' written notice (which notice may be waived by the Trust) and may be terminated by the Trust at any time without penalty upon giving the Administrator not less than sixty (60) days' written notice (which notice may be waived by the Administrator), provided that such termination by the Trust shall be directed or approved by the vote of a majority of all of its Trustees in office at the time or by the vote of the holders of a majority (as defined in the Act) of the voting securities of the Trust.

     6. Assignment and Amendment.

          (a) This Agreement shall not be assignable by either party without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

          (b) This Agreement may be amended by the parties hereto only if such amendment is specifically approved (i) by the vote of a majority of the Trustees of the Trust.

     7. Confidentiality.

     The Administrator agrees on behalf of itself and its directors, officers, employees, agents and representatives to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and all prior, present or potential shareholders of the Trust, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. All records required to be maintained and preserved by the Administrator under this Agreement are property of the Trust and will be surrendered to the Trust promptly upon request.

     8. Governing Law.

     This Agreement constitutes the entire agreement and understanding between the parties hereto, and it shall be governed and construed in accordance with the laws of the State of Delaware (without regard to conflicts of law).

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
     9. Definitions of Certain Items.

     The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     10. Notices.

     All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand, messenger or overnight courier, or communicated by telegram, telex or facsimile transmission (with hard copy sent via regular mail), and shall be deemed given when received at the addresses set forth below, or at such other address as either party may specify by written notice to the other.

     If to the Administrator, to:      Investment Company Administration, L.L.C.
                                       2020 E. Financial Way, Ste. 100
                                       Glendora, California  91741

     If to the Trust, to:              Puget Sound Alternative Investment
                                       Series Trust
                                       One Yesler Building, Suite 200
                                       Seattle, Washington  98104

     Either party may change its address set forth above by giving the other notice of such change in accordance with the provisions of this Section.

     11. Computer Hardware and Software.

     Based on a review of the operations of the Administrator and its affiliates as they relate to the processing, storage and retrieval of data, the Administrator does not believe that a material adverse change in the ability of the Administrator to perform its obligations under this Agreement will occur as a result of computer software and hardware that does not function with respect to periods commencing January 1, 2000 at lest as effectively as with respect to periods ending prior to December 31, 1999.

     12. Matters relating to the Trust as a Massachusetts Business Trust.

     A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property belonging to the Trust.

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     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by duly authorized persons and their seals to be hereunto affixed, all as of the day and year first above written.

                                       PUGET SOUND ALTERNATIVE
                                       INVESTMENT SERIES TRUST


                                       By:
                                           ------------------------------------

ATTEST:


------------------------------------


                                       INVESTMENT COMPANY ADMINISTRATION, L.L.C.


                                       By:
                                           ------------------------------------

ATTEST:


------------------------------------

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
                           ADMINISTRATION FEE SCHEDULE
                                       FOR

                       PUGET SOUND ALTERNATIVE INVESTMENT
                                  SERIES TRUST


ADMINISTRATION SERVICES FEES(1):

     Basis Points                       Average Net Assets for the Complex
     ------------                       ----------------------------------
     .05%                               First $500 million
     .03%                               Assets in Excess of $500 million


     Per Fund Annual Minimums(2)
     ---------------------------
     $30,000                            Per Fund
     $ 5,000                            For each additional share class

----------
(1) FOR THE FIRST 18 MONTHS, THEN .10% BASIS POINTS FIRST $200 MILLION, .05% BASIS POINTS NEXT $300 MILLION AND .03% BASIS POINTS THEREAFTER.

(2) FOR THE FIRST 12 MONTHS, THEN $40,000 PER FUND ANNUAL MINIMUM, $15,000 FOR EACH ADDITIONAL CLASS.

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
                                    EXHIBIT A

                    INVESTMENT COMPANY ADMINISTRATION, L.L.C.

                             ADMINISTRATIVE SERVICES
                                       FOR
                 PUGET SOUND ALTERNATIVE INVESTMENT SERIES TRUST


RESPONSIBILITY FOR BOARD MEETINGS.

*    Coordinating the preparation of the agenda.

*    Preparing and distributing materials prior to the meeting.

*    Preparing minutes of each meeting and maintaining the minute book.

* Advise the Trust and the Board of Trustees on administrative matters as described in the following list


RESPONSIBILITY FOR SHAREHOLDER MEETINGS.

* Determining when meetings are needed as well as those matters to be voted on.

*    Drafting proxy material.

*    Coordinating printing and mailing of proxy material.

*    Coordinating proxy solicitation including tabulations of shareholder votes.

*    Preparing minutes of the meeting.


COORDINATING THE MAINTENANCE OF THE REGISTRATION STATEMENT.

* Drafting annual revisions and circulating drafts among counsel, the Trust's advisers, etc.

*    Preparing  and  filing  registration   statement  amendments,   supplements
     ("stickers") and other required documents with the SEC.

*    Receiving comments from SEC staff.

* Coordinating printing and mailing of final prospectuses and statements of additional information.

* Preparing and filing registration fee payments pursuant to Rule 24f-2 and other applicable rules.

*    Filing semi-annual reports on Form N-SAR.


PREPARING SHAREHOLDER REPORTS.

*    Drafting reports and circulating drafts.

*    Coordinating comments.

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

*    Coordinating printing and distribution.

*    Filing with SEC.


MAINTAINING STATE NOTICE FILINGS.

*    Monitoring status of filings in each state.

*    Increasing amounts filed as needed.

*    Filing renewals as needed.

*    Filing sales reports and monitor sales.

* Filing copies of registration statement amendments, supplements and other required documents.


MONITORING COMPLIANCE.

* Monitor the Trust's compliance with respect to the 1940 Act, the Internal Revenue Code, Board of Trustees and prospectus guidelines, restrictions and policies.

* Reviewing 1940 Act, IRS, and voluntary investment restrictions with portfolio managers.

*    Preparing checklists for use by portfolio managers.

*    Reviewing reports from the accounting services agent.

*    Preparing compliance reports for management and the Board.

* Monitoring the adequacy of the fidelity bond and D&O insurance, negotiating and arranging with insurance carriers of agreements for fidelity bond and D&O insurance, and making all required filings with government and regulatory agencies relating to fidelity bond and insurance matters.

* Monitor and advise the Trust regarding its registered investment company status under the Internal Revenue Code of 1986, as amended.


PREPARING BUDGETS AND CONTROLLING EXPENSES.

*    Establishing budgets each year for the accounting services agent.

* Comparing budgeted expenses to actual during the year and revising budgets as needed.

*    Reviewing bills as received and approving for payment by the custodian.

* Calculate expenses and compute total return, expense ratio and portfolio turnover rate.

* Coordinate with the Trust's fund accountants the computation of the Fund's SEC yield, including tax equivalent yields and , if required, portfolio average dollar weighted maturity.

HANDLING SEC INSPECTIONS.

*    Meeting SEC staff and gathering data as requested.

*    Responding to SEC correspondence resulting from inspections.


OVERSEEING OTHER SERVICE PROVIDERS.

* Acting as management's day-to-day representative with the custodian, transfer agent (including but not limited to supervising the transfer agent with respect to the payment of dividends and other distributions to shareholders), fund accounting agent, auditors, legal counsel, broker dealers, underwriters, insurers and other service providers.

* Coordinate and supervise the preparation and filing of the Trust's tax returns by its auditors.

*    Monitoring the quality of performance of service providers.

* Provide performance data and act as liaison with industry associations and reporting services (E.G. Lipper, Morningstar, CDA, etc.).

* Oversee the maintenance by the Trust's custodian and fund accountant of the books and records maintained by each of them pertaining to the Trust and maintain such other books and records (other than those required to be maintained by the Trust's adviser and sub-adviser(s)), at the expense of the Administrator, as may be required by law to be maintained by the Trust or may be required for the proper operation of the Trust (which other books and records shall be the property of the Trust, shall be surrendered promptly to the Trust upon its request, shall not be permitted to be inspected by any person without the consent of the Trust and shall be preserved for the periods required by the 1940 Act).

* Monitor the net asset value per share of each series of the Trust on each business day, and review and adjust as necessary the Trust's daily expense accruals.


GENERAL

* Provide the Trust with regulatory reporting, reports regarding investment performance and other reports reasonably requested by the Trust.

* Provide all other administrative services and functions of the Trust and each of its series, (except for services that another service provider is obligated by written contract with the Trust to provide to the Trust).

* Maintaining the Trust's books and records (other than financial or accounting books and records maintained by any custodian, transfer agent or accounting services agent)

* Responding to all inquiries or other communications of shareholders, if any, which are directed to the Administrator, or if any such inquiry or communication is more properly to be responded to by the Trust's custodian, transfer agent or accounting services agent, overseeing their response thereto.

* Authorizing and directing any of the Administrator's directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected.

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